EXHIBIT 99.2

ITEM 6. - SELECTED CONSOLIDATED FINANCIAL DATA

UniSource Energy	2005	2004	2003	2002	2001
	- In Thousands - (except per share data)
Summary of Operations
Operating Revenues (1)	$1,224,056	$1,164,988	$970,651	$838,829	$1,607,156
Loss Before Income Taxes of Millennium Energy Businesses	$(9,449)	$(6,920)	$(26,350)	$(30,702)	$(14,455)
Income Before Discontinued Operations, Extraordinary Item and Accounting Change (1)	$52,253	$50,982	$53,942	$47,847	$73,295
Net Income (1) (2)	$46,144	$45,919	$113,941	$34,928	$63,839
Basic Earnings per Share:
Before Discontinued Operations, Extraordinary Item & Accounting Change	$1.51	$1.49	$1.60	$1.42	$2.20
Net Income	$1.33	$1.34	$3.37	$1.04	$1.91
Diluted Earnings per Share:
Before Discontinued Operations, Extraordinary Item & Accounting Change	$1.44	$1.45	$1.57	$1.40	$2.15
Net Income	$1.28	$1.31	$3.32	$1.02	$1.87
Shares of Common Stock Outstanding
Average	34,798	34,380	33,828	33,665	33,398
End of Year	34,874	34,255	33,788	33,579	33,502

Year-end Book Value per Share	$17.69	$16.95	$16.47	$13.60	$13.17
Cash Dividends Declared per Share	$0.76	$0.64	$0.60	$0.50	$0.40

Financial Position
Total Utility Plant - Net	$2,171,461	$2,081,137	$2,069,215	$1,835,904	$1,832,164
Investments in Lease Debt and Equity	$156,301	$170,893	$178,789	$191,867	$84,459
Other Investments and Other Property	$55,694	$68,846	$90,137	$104,884	$84,172
Total Assets	$3,138,319	$3,186,936	$3,135,013	$2,897,932	$2,931,302

Long-Term Debt (3)	$1,212,420	$1,257,595	$1,286,320	$1,128,963	$802,804
Non-Current Capital Lease Obligations	665,737	701,931	762,968	801,611	853,793
Common Stock Equity	616,741	580,718	556,472	456,640	441,133
Total Capitalization	$2,494,898	$2,540,244	$2,605,760	$2,387,214	$2,097,730

Selected Cash Flow Data
Net Cash Flows From Operating Activities	$276,410	$306,979	$263,396	$176,437	$215,379

Capital Expenditures	$(203,362)	$(166,861)	$(135,731)	$(105,359)	$(119,609)
Other Investing Cash Flows	32,794	10,672	(215,001)	(165,531)	2,762
Net Cash Flows From Investing Activities	$(170,568)	$(156,189)	$(350,732)	$(270,890)	$(116,847)

Net Cash Flows From Financing Activities	$(115,191)	$(98,028)	$97,674	$(42,773)	$(33,382)

Ratio of Earnings to Fixed Charges (4)	1.55	1.48	1.44	1.50	1.87

(1) In 2003, Operating Revenues, Income Before Extraordinary Item and Accounting Change and Net Income include results from UES for the period from August 11, 2003 to December 31, 2003.

(2) Net Income includes an after-tax loss for discontinued operations of $5 million in 2005, $5 million in 2004, $7 million in 2003, $13 million in 2002 and $10 million in 2001. Net income includes an after-tax loss of $0.6 million for the Cumulative Effect of Accounting Change from the implementation of FIN 47 in 2005, an after-tax gain of $67 million for the Cumulative Effect of Accounting Change from the implementation of FAS 143 in 2003 and $0.5 million for the Cumulative Effect of Accounting Change from the implementation of FAS 133 in 2001.

(3) TEP’s tax-exempt variable rate bonds in the amount of $329 million are backed by LOCs issued under TEP’s Credit Agreement. TEP’s obligations under the Credit Agreement are collateralized with 1992 Mortgage Bonds. In November 2002, TEP obtained new LOCs in the amount of $341 million to replace the LOCs provided under its then existing Credit Agreement that would have expired on December 30, 2002. The 2002 LOCs would have expired in 2006. Accordingly, these IDBs were classified as short-term debt at December 31, 2001 and classified as long-term debt at December 31, 2002. TEP entered into a new Credit Agreement in May 2005, which provided LOCs that expire in 2010.

(4) For purposes of this computation, earnings are defined as pre-tax earnings from continuing operations before minority interest, plus interest expense, and amortization of debt discount and expense related to indebtedness. Fixed charges are interest expense, including amortization of debt discount and expense on indebtedness.

See Item 7. - Management’s Discussion and Analysis of Financial Condition and Results of Operations.

ITEM 6. - SELECTED CONSOLIDATED FINANCIAL DATA

TEP	2005	2004	2003	2002	2001
	-Thousands of Dollars-
Summary of Operations
Operating Revenues	$937,470	$889,298	$851,551	$834,447	$1,604,961
Income Before Extraordinary Item and Accounting Change	$48,893	$46,127	$61,442	$55,390	$77,308
Net Income (1)	$48,267	$46,127	$128,913	$55,390	$77,778

Financial Position
Total Utility Plant - Net	$1,866,622	$1,816,782	$1,832,156	$1,835,904	$1,832,164
Investments in Lease Debt and Equity	$156,301	$170,893	$178,789	$191,867	$84,459
Other Investments and Other Property	$24,238	$23,393	$41,285	$21,358	$21,416
Total Assets	$2,575,435	$2,742,168	$2,767,047	$2,808,810	$2,824,555

Long-Term Debt(2)	$821,170	$1,097,595	$1,126,320	$1,128,410	$801,924
Non-Current Capital Lease Obligations	665,299	701,405	762,323	801,508	853,447
Common Stock Equity	558,646	414,510	406,054	353,832	337,082
Total Capitalization	$2,045,115	$2,213,510	$2,294,697	$2,283,750	$1,992,453

Selected Cash Flow Data
Net Cash Flows From Operating Activities	$243,013	$275,151	$260,989	$206,991	$261,169

Capital Expenditures	$(149,906)	$(129,505)	$(121,854)	$(103,307)	$(103,913)
Other Investing Cash Flows	21,001	3,743	11,408	(151,035)	(8,861)
Net Cash Flows From Investing Activities	$(128,905)	$(125,762)	$(110,446)	$(254,342)	$(112,774)

Net Cash Flows From Financing Activities	$(173,882)	$(101,444)	$(141,059)	$(56,551)	$(77,427)

Ratio of Earnings to Fixed Charges (3)	1.60	1.52	1.51	1.60	1.85

(1) Net Income includes an after-tax loss of $0.6 million for the Cumulative Effect of Accounting Change from the implementation of FIN 47 in 2005, an after-tax gain of $67 million for the Cumulative Effect of Accounting Change from the implementation of FAS 143 in 2003 and $0.5 million for the Cumulative Effect of Accounting Change from the implementation of FAS 133 in 2001.

(2) TEP’s tax-exempt variable rate bonds in the amount of $329 million are backed by LOCs issued under TEP’s Credit Agreement. TEP’s obligations under the Credit Agreement are collateralized with 1992 Mortgage Bonds. In November 2002, TEP obtained new LOCs in the amount of $341 million to replace the LOCs provided under its then existing Credit Agreement that would have expired on December 30, 2002. The 2002 LOCs would have expired in 2006. Accordingly, these IDBs were classified as short-term debt at December 31, 2001 and classified as long-term debt at December 31, 2002. TEP entered into a new Credit Agreement in May 2005, which provided LOCs that expire in 2010.

(3) For purposes of this computation, earnings are defined as pre-tax earnings from continuing operations before minority interest, plus interest expense and amortization of debt discount and expense related to indebtedness. Fixed charges are interest expense, including amortization of debt discount and expense on indebtedness.

Note: Disclosure of earnings per share information for TEP is not presented as the common stock of TEP is not publicly traded.

See Item 7. - Management’s Discussion and Analysis of Financial Condition and Results of Operations.

NON-GAAP MEASURES

Adjusted EBITDA

Adjusted EBITDA represents EBITDA excluding the cumulative effect of accounting change which is a non-cash item. EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is presented here as a measure of liquidity because it can be used as an indication of a company’s ability to incur and service debt and is commonly used as an analytical indicator in our industry. Adjusted EBITDA measures presented may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is not a measurement presented in accordance with United States generally accepted accounting principles (GAAP), and we do not intend Adjusted EBITDA to represent cash flows from operations as defined by GAAP. Adjusted EBITDA should not be considered to be an alternative to cash flows from operations or any other items calculated in accordance with GAAP or an indicator of our operating performance.

UniSource Energy and TEP believe Adjusted EBITDA, which is a non-GAAP financial measure, provides useful information to investors as a measure of liquidity. The most directly comparable GAAP measure to Adjusted EBITDA is Net Cash Flows from Operating Activities.

Adjusted EBITDA and Net Cash Flows from Operating Activities

UniSource Energy	2005	2004	2003	2002
	- Millions of Dollars -
Adjusted EBITDA	$445	$444	$404	$384
Net Cash Flows from Operating Activities	$276	$307	$263	$176

TEP	2005	2004	2003	2002
	- Millions of Dollars -
Adjusted EBITDA	$400	$411	$403	$399
Net Cash Flows from Operating Activities	$243	$275	$261	$207

Reconciliation of Adjusted EBITDA to Cash Flows from Operations

UniSource Energy	2005	2004	2003	2002
	- Millions of Dollars -
Adjusted EBITDA (1)	$445	$444	$404	$384
Amounts from the Income Statements:
Less: Income Taxes	38	37	17	26
Total Interest Expense	160	168	167	155
Changes in Assets and Liabilities and Other Non-Cash Items	29	68	43	(27)
Net Cash Flows from Operating Activities	$276	$307	$263	$176

TEP	2005	2004	2003	2002
	- Millions of Dollars -
Adjusted EBITDA (1)	$400	$411	$403	$399
Amounts from the Income Statements:
Less: Income Taxes	34	35	21	36
Total Interest Expense	140	157	161	154
Changes in Assets and Liabilities and Other Non-Cash Items	17	56	40	(2)
Net Cash Flows from Operating Activities	$243	$275	$261	$207

(1) Adjusted EBITDA was calculated as follows:

UniSource Energy	2005	2004	2003	2002
	- Millions of Dollars -
Net Income	$46	$46	$114	$35
Amounts from the Income Statements:
Less: Discontinued Operations	(5)	(5)	(7)	(13)
Cumulative Effect of Accounting Change	(1)	-	67	-
Plus: Income Taxes	38	37	17	26
Total Interest Expense	160	168	167	155
Depreciation and Amortization	133	132	128	125
Amortization of Transition Recovery Asset	56	50	32	24
Depreciation Included in Fuel and Other O&M
Expense (See Note 20 of Notes to Consolidated
Financial Statements)	6	6	6	6
Adjusted EBITDA	$445	$444	$404	$384

TEP	2005	2004	2003	2002
	- Millions of Dollars -
Net Income	$48	$46	$129	$55
Amounts from the Income Statements:
Less: Cumulative Effect of Accounting Change	(1)	-	67	-
Plus: Income Taxes	34	35	21	36
Total Interest Expense	140	157	161	154
Depreciation and Amortization	115	117	121	124
Amortization of Transition Recovery Asset	56	50	32	24
Depreciation Included in Fuel and Other O&M
Expense (See Note 20 of Notes to Consolidated
Financial Statements)	6	6	6	6
Adjusted EBITDA	$400	$411	$403	$399

Net Debt and Total Debt and Capital Lease Obligations - TEP

Net Debt represents the current and non-current portions of TEP’s long-term debt and capital lease obligations less investment in lease debt. We have subtracted investment in lease debt because it represents TEP’s ownership of the debt component of its own capital lease obligations. Net Debt measures presented may not be comparable to similarly titled measures used by other companies. Net Debt is not a measurement presented in accordance with GAAP and we do not intend Net Debt to represent debt as defined by GAAP. You should not consider Net Debt to be an alternative to debt or any other items calculated in accordance with GAAP. We believe Net Debt, which is a non-GAAP measure, provides useful information to investors as a measure of TEP’s debt and capital lease obligations.

As of December 31,	2005	2004	2003	2002
	- Millions of Dollars -
Net Debt	$1,379	$1,684	$1,761	$1,783
Total Debt and Capital Lease Obligations	$1,535	$1,855	$1,940	$1,975

Reconciliation of Total Debt and Capital Lease Obligations to Net Debt

As of December 31,	2005	2004	2003	2002
	- Millions of Dollars -
Long-Term Debt	$821	$1,098	$1,126	$1,182
Current Portion - Long-Term Debt	-	2	2	2
Total Debt	821	1,100	1,128	1,130

Capital Lease Obligations	665	701	762	802
Current Portion - Capital Lease Obligations	49	54	50	43
Total Debt and Capital Lease Obligations	1,535	1,855	1,940	1,975

Investment in Lease Debt	(156)	(171)	(179)	(192)
Net Debt	$1,379	$1,684	$1,761	$1,783